EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148055) of Teekay Tankers Ltd. pertaining to the Teekay Tankers Ltd. 2007 Long-Term Incentive Plan of our reports dated June 5, 2009, with respect to the consolidated financial statements of Teekay Tankers Ltd. (successor to Teekay Tankers Predecessor), and the effectiveness of internal control over financial reporting of Teekay Tankers Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

Vancouver, Canada, June 5, 2009	/s/ Ernst & Young LLP Chartered Accountants